UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

On February 5, 2021, Unifi, Inc. (the “Company”) and its beneficially owned subsidiaries, Unifi Manufacturing, Inc. (together with the Company, as borrowers) and Unifi Sales & Distribution, Inc., as guarantor, entered into a Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”) with Wells Fargo Bank, National Association, as a lender and as agent for the lenders thereunder, Bank of America, N.A., as a lender, and Fifth Third Bank National Association, as a lender.  The Fifth Amendment amended the Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among the Company and a syndicate of lenders, as previously amended (as amended, the “Credit Agreement”).  The Credit Agreement provides for a $200.0 million senior secured credit facility, including a $100.0 million revolving credit facility and a term loan that can be reset up to a maximum amount of $100.0 million, once per fiscal year, if certain conditions are met.  Copies of the Credit Agreement and all prior amendments thereto have previously been filed by the Company with the Securities and Exchange Commission.

The Fifth Amendment revised the provisions in the Credit Agreement regarding Restricted Payments (as defined in the Credit Agreement) to permit the Company, through June 30, 2021, to make Restricted Payments consisting of share repurchases and dividends with respect to Equity Interests (as defined in the Credit Agreement) of the Company so long as the aggregate amount of such Restricted Payments does not exceed $5.0 million and certain other conditions are met.

Certain parties to the Fifth Amendment and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  Certain parties to the Fifth Amendment and certain of their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates for which they have received, and/or will receive, customary fees and expenses.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Fifth Amendment to Amended and Restated Credit Agreement, dated as of February 5, 2021, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, Unifi Sales & Distribution, Inc., as guarantor, Wells Fargo Bank, National Association, as agent for the lenders party thereto, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: February 11, 2021	By:	/s/ CRAIG A. CREATURO
Craig A. Creaturo
Executive Vice President & Chief Financial Officer